Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-1

Southport Acquisition Corp. II

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees Previously Paid	Equity	Units, each consisting of one Class A ordinary share, par value $0.0001 per share, and one-half of one redeemable warrant	(1)	457(a)	23,000,000	$10.00	$230,000,000.00		$31,763.00
Fees Previously Paid	Equity	Class A ordinary shares included as part of the units	(2)	Other	23,000,000	0.00	0.00		0.00
Fees Previously Paid	Equity	Redeemable warrants included as part of the units	(3)	Other	7,666,667	0.00	0.00		0.00
Fees Previously Paid	Equity	Class A ordinary shares underlying redeemable warrants included as part of the units	(4)	Other	7,666,667	11.50	88,166,670.50		12,175.82
Fees to be Paid	Equity	Redeemable warrants included as part of the units	(5)	Other	3,833,333	0.00	0.00	0.0001381	0.00
Fees to be Paid	Equity	Class A ordinary shares underlying redeemable warrants included as part of the units	(6)	Other	3,833,333	$11.50	$44,083,329.50	0.0001381	$6,087.91

Total Offering Amounts:							$362,250,000.00		50,026.73
Total Fees Previously Paid:									43,938.82
Total Fee Offsets:									0.00
Net Fee Due:									$6,087.91

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Offering Note(s)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a).

Includes 3,000,000 units, consisting of 3,000,000 Class A ordinary shares and 1,000,000 redeemable warrants, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.
(2)	Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.

No fee pursuant to Rule 457(g).
(3)	Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.

No fee pursuant to Rule 457(g).
(4)	Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.
(5)	Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.

No fee pursuant to Rule 457(g).
(6)	Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.